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Exhibit 4.3

[EXECUTION VERSION]

10.359% SENIOR SECURED NOTES DUE 2011, Series B

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of September 21, 2004, by and among Foster Wheeler LLC, a Delaware limited liability company (the "Company"), Foster Wheeler Ltd., a company organized under the laws of Bermuda, and Foster Wheeler Holdings Ltd., a corporation organized under the laws of Bermuda (together with Foster Wheeler Ltd., the "Parent Guarantors") and certain subsidiaries of the Company listed on the signature page hereof (collectively, the "Subsidiary Guarantors" and together with the Parent Guarantors, the "Guarantors", and together with the Parent Guarantors and the Company, the "Issuers") and each of the purchasers signatory hereto (the "Purchasers"), who have agreed to purchase the Company's 10.359% Senior Secured Notes due 2011, Series B (the "Series B Notes") pursuant to the Purchase Agreement (as defined below). The Series B Notes will be unconditionally guaranteed on a senior secured basis by the Guarantors (the "Guarantees" and together with the Series B Notes, the "Securities").

        This Agreement is made pursuant to the Purchase Agreement, dated September 21, 2004, (the "Purchase Agreement"), by and among the Issuers and the Purchasers. In order to induce the Purchasers to purchase the Series B Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers as set forth in Section 7(k) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, to be dated as of September 24, 2004, among the Issuers and Wells Fargo Bank, National Association, as Trustee (the "Indenture").

        The parties hereby agree as follows:

        1.    Definitions

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        "Act" shall mean the Securities Act of 1933, as amended.

        "Affiliate" shall have the meaning set forth in Rule 144 of the Act.

        "Agreement" shall have the meaning set forth in the preamble hereof.

        "Broker-Dealer" shall mean any broker or dealer registered under the Exchange Act.

        "Business Day" shall mean any day except a Saturday, Sunday, a federal holiday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

        "Certificated Securities" shall mean the Definitive Notes, as defined in the Indenture.

        "Closing Date" shall mean September 24, 2004.

        "Commission" shall mean the Securities and Exchange Commission.

        "Company" shall have the meaning set forth in the preamble hereof.

        "Consummate" shall mean the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series A Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series A Notes in the same aggregate principal amount as the aggregate principal amount of Series B Notes tendered by Holders thereof pursuant to the Exchange Offer.

        "Consummation Deadline" shall have the meaning set forth in Section 3(a) hereof.

        "DTC" shall mean The Depository Trust Company, a New York corporation, and its successors.

        "Effectiveness Deadline" shall have the meaning set forth in Sections 3(a) and 4(a) hereof.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" shall mean the exchange and issuance by the Company of a principal amount of Series A Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series B Notes that are tendered by such Holders in connection with such exchange and issuance.

        "Exchange Offer Registration Statement" shall mean the Registration Statement relating to the Exchange Offer, including the related Prospectus.

        "Exempt Resales" shall mean the transactions in which the Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and to certain non U.S. persons, as such term is defined in Rule 902 under the Act, in offshore transactions in reliance upon Regulation S under the Act.

        "Filing Deadline" shall have the meaning set forth in Sections 3(a) and 4(a) hereof.

        "Guarantors" shall have the meaning set forth in the preamble hereof.

        "Holder" shall have the meaning set forth in Section 2 hereof.

        "indemnified party" shall have the meaning set forth in Section 8(c) hereof.

        "indemnifying party" shall have the meaning set forth in Section 8(c) hereof.

        "Indenture" shall have the meaning set forth in the preamble hereof.

        "Notes" shall mean the Series A Notes and the Series B Notes.

        "Parent Guarantors" shall have the meaning set forth in the preamble hereof.

        "Prospectus" shall mean the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        "Purchase Agreement" shall have the meaning set forth in the preamble hereof.

        "Purchasers" shall have the meaning set forth in the preamble hereof.

        "Recommencement Date" shall have the meaning set forth in Section 6(d) hereof.

        "Registration Default" shall have the meaning set forth in Section 5 hereof.

        "Registration Statement" shall mean any registration statement of the Issuers relating to (a) an offering of Series A Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        "Regulation S" shall mean Regulation S promulgated under the Act.

        "Rule 144" shall mean Rule 144 promulgated under the Act.

        "Securities" shall have the meaning set forth in the preamble hereof.

        "Series A Notes" shall mean the Company's 10.359% Senior Secured Notes due 2011, Series A to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4 hereof.

        "Series B Notes" shall have the meaning set forth in the preamble hereof.

        "Shelf Registration Statement" shall have the meaning set forth in Section 4 hereof.

        "Subsidiary Guarantors" shall have the meaning set forth in the preamble hereof.

        "Suspension Notice" shall have the meaning set forth in Section 6(d) hereof.

        "Suspension Period" shall have the meaning set forth in Section 6(d) hereof.

        "TIA" shall mean the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

        "Transfer Restricted Securities" shall mean each (a) Series B Note and the related Guarantees, until the earliest to occur of (i) the date on which such Series B Note and the related Guarantees are exchanged in the Exchange Offer for a Series A Note and the related Guarantees which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series B Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series A Notes and the related Guarantees), or (iii) the date on which such Series B Note is distributed to the public pursuant to Rule 144 under the Act and each (b) Series A Note held by a Broker-Dealer until the date on which such Series A Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

        2.    Holders

        A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

        3.    Registered Exchange Offer

        (a)   Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(iii)(A) hereof have been complied with), the Issuers shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date (such 30th day being the "Filing Deadline"), (ii) use their respective commercially reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 90 days after the Closing Date (such 90th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series A Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) commence and Consummate the Exchange Offer as soon as practicable after the Registration Statement has become effective, but in no event later than 120 days after the Closing Date (such 120th day being the "Consummation Deadline"). The Exchange Offer shall be on the appropriate form permitting (x) registration of the Series A Notes to be offered in exchange for the Series B Notes that are Transfer Restricted Securities and (y) resales of Series A Notes by Broker-Dealers that tendered into the Exchange Offer Series B Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series B Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof.

        (b)   The Issuers shall use their respective commercially reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series A Notes shall be included in the Exchange Offer Registration Statement.

        (c)   The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker Dealer as a result of market-making activities or other trading activities (other than Series B Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

        Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a Prospectus meeting the requirements of the Act in connection with its initial sale of any Series A Notes received by such Broker-Dealer in the Exchange Offer, the Issuers shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Series A Notes by Broker-Dealers, the Issuers agree to use their respective commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuers shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Day after such request, at any time during such period.

        4.    Shelf Registration

        (a)   Shelf Registration.    If (i) the Exchange Offer is not permitted by applicable law (after the Issuers have complied with the procedures set forth in Section 6(a)(iii)(A) hereof) or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 10 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series A Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series B Notes acquired directly from the Company or any of its Affiliates, then the Issuers shall:

          (x)   cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section 4 and (ii) the date on which the Company receives the notice specified in clause (a)(ii) of this Section 4, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, and

          (y)   shall use their respective commercially reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day the "Effectiveness Deadline").

        If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) of this Section 4), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) of this Section 4(a); provided, that in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y) of this Section 4(a). To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Issuers shall use their respective commercially reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least five years (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

        (b)   Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.    No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 Business Days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

        5.    Liquidated Damages

        If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, until such Registration Statement is filed, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, until such Registration Statement is declared effective, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, until it is Consummated or (d) the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 6(d) hereof (each such event referred to in clauses (a) through (d) of this Section 5, a "Registration Default"), then the Issuers hereby, jointly and severally, agree to pay to each Holder of Transfer Restricted Securities liquidated damages in an amount equal to 0.5% per annum per $1,000 principal amount of Transfer Restricted Securities for up to the first 120-day period immediately following the occurrence of such Registration Default until such Registration Default has been cured. The rate of the liquidated damages shall increase by an additional 0.25% per annum per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 120-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of 1.00% per annum per $1,000 principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (a) of this Section 5, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (b) of this Section 5, (iii) upon Consummation of the Exchange Offer, in the case of clause (c) of this Section 5, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (d) of this Section 5, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clauses (a), (b), (c) or (d) of this Section 5, as applicable, shall cease.

        All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date (as defined in the Indenture), as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Issuers to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

        6.    Registration Procedures

        (a)   Exchange Offer Registration Statement.    In connection with the Exchange Offer, the Issuers shall (i) comply with all applicable provisions of Section 6(c) hereof, (ii) use their respective best efforts to effect such exchange and to permit the resale of Series A Notes by Broker-Dealers that tendered in the Exchange Offer Series B Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series B Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

          (A)  If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuers hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuers hereby agree to use commercially reasonable best efforts to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Issuers hereby agree to take all such other commercially reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (1) participating in telephonic conferences with the Commission, (2) delivering to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (3) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          (B)  As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall promptly furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (1) it is not an Affiliate of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series A Notes to be issued in the Exchange Offer and (3) it is acquiring the Series A Notes in its ordinary course of business.

          (C)  Prior to effectiveness of the Exchange Offer Registration Statement, the Issuers shall provide a supplemental letter to the Commission (1) stating that the Issuers are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6, (2) including a representation that none of the Issuers have entered into any arrangement or understanding with any Person to distribute the Series A Notes to be received in the Exchange Offer and that, to the best of the each of the Issuers' information and belief, each Holder participating in the Exchange Offer is acquiring the Series A Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series A Notes received in the Exchange Offer and (3) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6, if applicable.

        (b)   Shelf Registration Statement.    In connection with the Shelf Registration Statement, the Issuers shall:

          (i)    comply with all the provisions of Section 6(c) hereof and use their respective commercially reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Issuers shall prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii)   issue, upon the request of any Holder or purchaser of Series B Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series A Notes (and related Guarantees) having an aggregate principal amount equal to the aggregate principal amount of Series B Notes sold pursuant to the Shelf Registration Statement and having the benefit of the Guarantees and surrendered to the Company for cancellation; the Company shall register Series A Notes (and related Guarantees) on the Shelf Registration Statement for this purpose and issue the Series A Notes (and related Guarantees) to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

        (c)   General Provisions.    In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuers shall:

          (i)    use their respective commercially reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective commercially reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

          (ii)   prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii)  advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their respective commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv)  subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v)   furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents shall be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vi)  promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Purchasers and each Holder in connection with such exchange or sale, if any, make the Issuers' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

          (vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Issuers (other than portions of agreements and other documents that we are granted confidential treatment by the Commission) and cause the each of the Issuers' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix)  furnish to each Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits, including exhibits incorporated therein by reference (other than portions of agreements and other documents that we are granted confidential treatment by the Commission);

          (x)   deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi)  upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Issuers shall:

            (A)  upon request of any Holder, furnish (or in the case of paragraphs (2) and (3) of this Section 6(c)(xi)(A), use its commercially reasonable best efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

              (1)   a certificate, dated such date, signed on behalf of the each of the Issuers by (x) any authorized officer, director or manager, as appropriate, of such Issuer and (y) a principal financial or accounting officer of such Issuer, confirming, as of the date thereof, the matters set forth in Sections 7(e) and (h) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

              (2)   an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for each of the Issuers regarding such matters as are typically covered in opinions for underwritten offerings, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Issuers and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such

      Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included or incorporated by reference in, and all documents, financial statements and schedules filed under the Exchange Act and incorporated by reference in, any Registration Statement contemplated by this Agreement or the related Prospectus; and

              (3)   a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Issuers' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

            (B)  deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) of this Section 6(c)(xi) and with any customary conditions contained in the any agreement entered into by the Issuers pursuant to clause (xi) of this Section 6(c);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, (A) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and (B) register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use their respective commercially reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) of this Section 6(c);

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with DTC;

          (xvi) otherwise use their respective commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xvii) to the extent not already qualified, cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or 15(d) of the Exchange Act; and

          (xix) in connection with such exchange or sale by a Holder, issue Series A Notes having an aggregate principal amount equal to the aggregate principal amount of Series B Notes so exchanged or sold, as the case may be, in the form of a Certificated Note (as defined in the Indenture) in the names and denominations as such Holder shall designate or in the form of a beneficial interest in a Global Note (as defined in the Indenture) registered in the name of DTC or its nominee and eligible for deposit and "book entry" transfer with DTC, in each case, as directed by such Holder.

        (d)   Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it shall either (A) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (B) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The period during which the availability of the applicable Registration Statement is suspended (the "Suspension Period") shall, without the Issuers incurring any obligation to pay liquidated damages pursuant to Section 5, not exceed 45 days, and there shall not occur more than two such Suspension Periods in any consecutive 12-month period.

  7.    Registration Expenses

        (a)   All expenses incident to the Issuers' performance of or compliance with this Agreement shall be borne by the Issuers, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series A Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Series A Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

        (b)   In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers shall reimburse the Purchasers and the Holders of Transfer Restricted Securities who are tendering Series B Notes into in the Exchange Offer and/or selling or reselling Series B Notes or Series A Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

  8.    Indemnification; Contribution.

        (a)   The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each person, if any, who controls any Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i)    against any and all loss, liability, claim, damage and related expense arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and related expense to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(c) below) any such settlement is effected with the prior written consent of the Issuers, such consent not to be unreasonably withheld or delayed; and

          (iii)  subject to Section 8(c) below, against any reasonable expenses (including the reasonable fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Holder or any person, if any, who controls any such Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Notes occurring during a period in which the availability of the Registration Statement and any Prospectus is suspended, after the Holder received notice thereof, or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus furnished to it by the Issuers, as amended or supplemented, and such Prospectus, as amended or supplemented, is required to be delivered and would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact.

        (b)   In connection with any Shelf Registration in which a Holder is participating in and furnishing information relating to such Holder to the Issuers in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of Notes participating in such Shelf Registration Statement agree, severally and not jointly, to indemnify and hold harmless the Issuers, and each person, if any, who controls the Issuers within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Holder or any person, if any, who controls any such Holder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but failure to so notify shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity, and the indemnifying party, if the indemnifying party so elects, may, or upon request of the indemnified party shall, assume the defense of such proceeding, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case counsel designated by the indemnifying party shall not represent the indemnified party), provided that, if the indemnifying party is obligated to pay the fees and expenses of counsel for other indemnified parties, the indemnifying party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (in addition to any local counsel) for the indemnified parties, and all persons, if any, who control such indemnified party within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, unless there exists a conflict of interest or separate and different defenses among the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which may not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not each indemnified party is an actual or potential party thereto), unless such settlement, compromise or consent (I) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (II) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        (e)   The relative fault of the Issuers on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (f)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        (g)   Notwithstanding the provisions of this Section 8, no Holder shall be required to indemnify or contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        (h)   No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (i)    For purposes of this Section 8, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

  9.    Rule 144A and Rule 144

        The Issuers agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which an Issuer (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

  10.    Miscellaneous

        (a)   Remedies. The Issuers acknowledge and agree that any failure by any of the Issuers to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Sections 3 and 4 hereof. The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Issuers shall not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not previously entered into any agreement that remains in effect on the date hereof granting any registration rights with respect to its respective securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' securities under any agreement in effect on the date hereof.

        (c)    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

        (d)    Third Party Beneficiary.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

        (e)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to:

      Milbank, Tweed, Hadley & McCloy LLP
      1 Chase Manhattan Plaza
      New York, New York 10005-1413
      Telephone: (212) 539-5000
      Fax: (212) 530-5219
      Attention: Dennis F. Dunne

          (ii)   if to the Issuers:

      Foster Wheeler Ltd.
      Foster Wheeler LLC
      c/o Foster Wheeler Inc.
      Perryville Corporate Park
      Clinton, New Jersey 08809-4000
      Telephone: (908) 730-4000
      Fax: (908) 730-5300
      Attention: General Counsel

      with a copy to:

      King & Spalding LLP
      1185 Avenue of the Americas
      New York, New York 10036-4003
      Telephone: (212) 556-2100
      Fax: (212) 556-2222
      Attention: Lawrence A. Larose

        Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Purchasers in the form attached hereto as Exhibit A.

        (f)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        (j)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (l)    Jurisdiction and Process.    The Issuers agree that any legal action or proceeding arising out of or relating to this Agreement or any other document executed in connection herewith, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against the Issuers for breach hereof or thereof, or against any of their properties brought in connection herewith or therewith, may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York by or on behalf of any Purchaser, as such Purchaser may elect, and the Issuers hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. The Issuers hereby agree that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at the address specified in Section 10(e) or at such other address of which each Purchaser shall have been notified pursuant thereto, or in any other manner permitted by applicable law. In addition, the Issuers hereby irrevocably waive to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other document executed in connection herewith brought in the courts of the State of New York or the United States District Court for the Southern District of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        (l)    Waiver of Jury Trial.    Each of the signatories to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOSTER WHEELER LTD. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Vice President and Treasurer
FOSTER WHEELER LLC. as Issuer
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Vice President and Treasurer
CONTINENTAL FINANCE COMPANY LTD. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Vice President, Treasurer and Director
ENERGY HOLDINGS, INC. as Guarantor
By:	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President, Treasurer and Director
EQUIPMENT CONSULTANTS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FINANCIAL SERVICES, S.À R.L. as Guarantor
By:	/s/ RAKESH K. JINDAL Name: Rakesh K. Jindal Title: Manager

FOSTER WHEELER HOLDINGS LTD. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER ASIA LIMITED as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER CAPITAL & FINANCE CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: President and Treasurer
FOSTER WHEELER CONSTRUCTORS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER DEVELOPMENT CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FW ENERGIE B.V. as Guarantor
By:	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director

FOSTER WHEELER ENERGY CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER ENERGY MANUFACTURING, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER ENERGY SERVICES, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER EUROPE LIMITED as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Director
FOSTER WHEELER ENVIRESPONSE, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER ENVIRONMENTAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer

FOSTER WHEELER FACILITIES MANAGEMENT, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER INTERCONTINENTAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER INTERNATIONAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER INTERNATIONAL HOLDINGS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer

FOSTER WHEELER NORTH AMERICA CORP. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER POWER SYSTEMS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER PYROPOWER, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER REAL ESTATE DEVELOPMENT CORP. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: President and Treasurer
FOSTER WHEELER REALTY SERVICES, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer and Director
FOSTER WHEELER USA CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer

FOSTER WHEELER VIRGIN ISLANDS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER ZACK, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FW HUNGARY LICENSING LIMITED LIABILITY COMPANY as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Managing Director
FW MORTSHAL, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
HFM INTERNATIONAL, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: President, Treasurer and Director
PGI HOLDINGS, INC. as Guarantor
By:	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President, Treasurer and Director

PROCESS CONSULTANTS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
PYROPOWER OPERATING SERVICES COMPANY, INC. as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER POWER CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
FOSTER WHEELER MIDDLE EAST CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer
PERRYVILLE III TRUST as Guarantor
By:	/s/ KALLIOPE E. KATERIS Name: Kalliope E. Kateris Title: Owner Trustee

Confirmed and accepted as of the date first above written:
Purchaser:
Highbridge Capital Corporation
By:	Highbridge Capital Management, LLC
By:	/s/ ANDREW MARTIN
Name:	Andrew Martin
Title:	Portfolio Manager

Confirmed and accepted as of the date first above written:
Purchaser:
Wells Fargo Bank, N.A.
By:	/s/ PETA SWIDLER
Name:	Peta Swidler
Title:	Senior Vice President

Confirmed and accepted as of the date first above written:
Purchaser:
Sutter Advisors
By:	/s/ PETA SWIDLER
Name:	Peta Swidler
Title:	Senior Vice President

Confirmed and accepted as of the date first above written:
Purchaser:
Merrill Lynch Global Allocation Fund, Inc.
By:	/s/ DAN C.V. CHAMBY
Name:	Dan C.V. Chamby
Title:	Associate Portfolio Manager

Confirmed and accepted as of the date first above written:
Purchaser:
Merrill Lynch International Investment Fund —MLIIF Global Allocation Fund
By:	/s/ DAN C.V. CHAMBY
Name:	Dan C.V. Chamby
Title:	Associate Portfolio Manager

Confirmed and accepted as of the date first above written:
Purchaser:
Merrill Lynch Variable Series Fund, Inc.— Merrill Lynch Global Allocation V.I. Fund
By:	/s/ DAN C.V. CHAMBY
Name:	Dan C.V. Chamby
Title:	Associate Portfolio Manager

Confirmed and accepted as of the date first above written:
Purchaser:
Merrill Lynch Series Funds, Inc.—Global Allocation Strategy Portfolio
By:	/s/ DAN C.V. CHAMBY
Name:	Dan C.V. Chamby
Title:	Associate Portfolio Manager

Confirmed and accepted as of the date first above written:
Purchaser:
Special Value Bond Fund II, LLC
By:	SVIM/MSM II, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member
By:	/s/ HOWARD M. LEVKOWITZ
Name:	Howard M. Levkowitz
Title:	Managing Partner

Confirmed and accepted as of the date first above written:
Purchaser:
Special Value Absolute Return Fund, LLC
By:	SVAR/MM, LLC
Its:	Managing Member
By:	Tennenbaum Capital Partners, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member
By:	/s/ HOWARD M. LEVKOWITZ
Name:	Howard M. Levkowitz
Title:	Managing Partner

Confirmed and accepted as of the date first above written:
Purchaser:
Tribecca Global Convertible Investments Ltd. (formerly Tribeca Investments Ltd.)
By:	/s/ TANYA S. BEDER
Name:	Tanya S. Beder
Title:	Authorized Signatory
By:	/s/ STEVEN J. OIAN
Name:	Steven J. Oian
Title:	Authorized Signatory

EXHIBIT A

NOTICE OF FILING OF
EXCHANGE OFFER REGISTRATION STATEMENT

        To:    [                        ]

From:    Foster Wheeler Ltd.
              10.359% Senior Secured Notes due 2011, Series A

Date:                            , 2004

        For your information only (NO ACTION REQUIRED):

        Today,                        , 2004, we filed [an Exchange Offer Registration Statement] [a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within            business days of the date hereof.

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10.359% SENIOR SECURED NOTES DUE 2011, Series B REGISTRATION RIGHTS AGREEMENT